UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 6, 2005

ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-31249	88-0331369
(Commission File Number)	(IRS Employer Identification No.)

26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (248) 352-7530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On January 6, 2005, the Company and Rebecca R. Irish executed an employment agreement under which Ms. Irish is appointed as the Company’s Chief Financial Officer. Under her employment agreement (attached as Exhibit 10.1), Ms. Irish will be compensated by an annual base salary of $125,000, subject to discretionary increase by the Company’s Board of Directors. In its discretion, the Board of Directors may additionally provide Ms. Irish with annual cash bonus compensation. Ms. Irish’s employment is terminable at will. Should the Company end her employment other than for specified cause, Ms. Irish is entitled to severance compensation equal to one-half of her base salary then in effect. The employment agreement provides a post separation covenant-not-to compete.

The Company and Ms. Irish also agreed that Ms. Irish shall be granted options, per the Company’s Employee Stock Incentive Plan, to purchase 150,000 shares of the Company’s common stock at an exercise price of $1.15. The options will vest in a manner to be agreed on. Additionally, to the extent she is employed by the Company as of January 10, 2005, and January 1 of 2006, 2007 and 2008, Ms. Irish shall be granted 18,750 restricted shares of the Company’s common stock as of each such date.
Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(c)	Appointment of Principal Officers.

As described in Item 1.01, the Company appointed Rebecca R. Irish as its Chief Financial Officer per the employment agreement executed on January 6, 2005. Ms. Irish, age 42, has 21 years of experience as a financial management consultant and company officer.

Ms. Irish was the co-founder and president of Beacon Respiratory Services, Inc. and its affiliates (collectively “Beacon”), a home health care company furnishing respiratory services in Florida, Alabama, Colorado, and Georgia with annual revenues of approximately $1.9 million. The Company acquired Beacon effective January 1, 2005. Before organizing Beacon, Ms. Irish developed The WorkSource, Inc. in 1998, a business-management company specializing in administrative and accounting functions, principally for health care-related businesses.

Ms. Irish is a former chief financial officer of RoTech Medical Corporation. During Ms. Irish’s tenure, RoTech grew from 48 home health care locations in seven states with annual revenues of approximately $27 million, to 630 locations in 36 states with approximately $500 million in annual revenues. Before joining RoTech, Ms. Irish worked eight years with Ernst & Young, providing auditing, financial and systems consulting to international corporations, as well as regional businesses.

The disclosures regarding Ms. Irish’s employment and stock option agreements are described in Item 1.01 and are hereby incorporated by this reference into this Item 5.02(c).

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Item 9.01	Financial Statements and Exhibits.

	(c)	Exhibits.

		10.1	Rebecca R. Irish Employment Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.

By: /S/ John E. Elliott II John E. Elliott II

Its: Chairman of the Board and Chief Executive Officer
Dated: January 12, 2005

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